Exhibit 99.1

Starbucks Reports Record Third Quarter 2011 Results

Record Q3 EPS Increases 33% to $0.36

Strong Traffic Drives 8% Increase in Global Comparable Store Sales

Operating Margin Improves 300 Basis Points in U.S. and 200 Basis Points in International

Company Provides FY12 Outlook

SEATTLE; July 28, 2011 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its fiscal third quarter ended July 3, 2011 and introduced FY12 targets.

Fiscal Third Quarter 2011 Highlights:

•	Total net revenues increased 12% to $2.9 billion

•	Global comparable store sales increased 8%, driven by a 6% increase in traffic and a 2% increase in average ticket

•	Consolidated operating margin was 13.7%, up 120 basis points over prior-year period’s GAAP results and 40 basis points over prior-year period’s non-GAAP results

¡	U.S. operating margin improved 300 basis points to 18.8% on a GAAP basis and 210 basis points over the prior-year period’s non-GAAP results

¡	International operating margin improved 200 basis points to 12.2% on a GAAP basis and 140 basis points over the prior-year period’s non-GAAP results

•	Global CPG operating income increased to $66.0 million, up 20% over prior-year period

•	EPS increased 33% to $0.36 in Q3 FY11 compared to $0.27 in Q3 FY10

•	The Board of Directors declared a $0.13 per share cash dividend to shareholders of record as of August 10, 2011, which will be paid on August 26, 2011

“Starbucks record third quarter results reflect both the underlying strength and continuing momentum we have been experiencing across all of our business segments and around the world,” said Howard Schultz, chairman, president and ceo. “These results demonstrate the power, and the extraordinary global potential, of our unique new business model. Starbucks has never been healthier, more connected to our customers and partners, or better positioned to go after the tremendous business opportunities that lie ahead,” Schultz added.

“The exceptional results that we reported today for our fiscal third quarter are a testament to the strength of the Starbucks brand, to the depth of the company’s organizational capabilities, and to the dedication of our partners around the world,” commented Troy Alstead, cfo. “Efforts to enhance the store experience continue to resonate with our customers as strong traffic gains and sales leverage helped mitigate the impact of higher commodity costs. With our global store portfolio performing at record levels and momentum building in CPG, we have a solid foundation in place to pursue continued profitable growth in fiscal 2012 and beyond. As we build upon the strength of the brand and our evolving multi-channel strategy, we expect to drive growth in earnings per share in fiscal 2012 in the range of 15 to 20 percent.”

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Third Quarter Fiscal 2011 Summary

		Quarter Ended July 3, 2011
Comparable Store Sales	Sales Growth	Change in Trans actions	Change in Ticket
Consolidated	8%	6%	2%
United States	8%	6%	2%
International	5%	4%	1%

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Jul 3, 2011	Jun 27, 2010	Change
Revenues	$2,932.2	$2,612.0	12%
Operating Income (1)	$402.2	$327.7	23%
Operating Margin (2)	13.7%	12.5%	120 bps
EPS (3)	$0.36	$0.27	33%

(1)	Non-GAAP operating income for Q3 FY10 was $348.1 million, resulting in a 16% increase.
(2)	Non-GAAP operating margin for Q3 FY10 was 13.3%, resulting in a 40 bps increase.
(3)	Non-GAAP EPS for Q3 FY10 was $0.29, resulting in a 24% increase.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

Consolidated net revenues were $2.9 billion for Q3 FY11, an increase of 12% over Q3 FY10. The increase was primarily due to an 8% increase in global comparable stores sales and the favorable impact of foreign currency exchange. The 8% increase in comparable store sales was comprised of a 6% increase in the number of transactions and a 2% increase in average ticket.

Operating income for Q3 FY11 totaled $402.2 million, representing operating margin expansion of 120 basis points to 13.7%. This improvement was primarily due to increased sales leverage, partially offset by higher commodity costs. The increase in commodity costs, primarily coffee, negatively impacted operating margin in the quarter by approximately 280 basis points and EPS by $0.07.

Q3 U.S. Segment Results

	Quarter Ended
($ in millions)	Jul 3, 2011	Jun 27, 2010	Change
Revenues	$2,013.9	$1,852.9	9%
Operating Income (1)	$378.6	$292.3	30%
Operating Margin (2)	18.8%	15.8%	300 bps

(1)	Non-GAAP operating income for Q3 FY10 was $309.2 million, resulting in a 22% increase.
(2)	Non-GAAP operating margin for Q3 FY10 was 16.7%, resulting in a 210 bps increase.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

U.S. net revenues were $2.0 billion in Q3 FY11, an increase of 9% over Q3 FY10. The increase was primarily due to an 8% increase in comparable store sales, comprised of a 6% increase in the number of transactions and a 2% increase in average ticket.

U.S. operating income for Q3 FY11 was $378.6 million compared to $292.3 million for the same period a year ago. Operating margin expanded 300 basis points to 18.8% in Q3 FY11 compared to 15.8% in the corresponding period of fiscal 2010. The margin expansion was primarily due to increased sales leverage and the absence of restructuring charges in FY11, partially offset by higher coffee costs.

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Q3 International Segment Results

	Quarter Ended
($ in millions)	Jul 3, 2011	Jun 27, 2010	Change
Revenues	$658.5	$548.6	20%
Operating Income (1)	$80.4	$55.9	44%
Operating Margin (2)	12.2%	10.2%	200 bps

(1)	Non-GAAP operating income for Q3 FY10 was $59.4 million, resulting in a 35% increase.
(2)	Non-GAAP operating margin for Q3 FY10 was 10.8%, resulting in a 140 bps increase.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

International net revenues were $658.5 million in Q3 FY11, an increase of 20% over Q3 FY10. The increase was due to the favorable impact of foreign exchange rates and a 5% increase in comparable store sales. The 5% increase in comparable store sales was the result of a 4% increase in the number of transactions and a 1% increase in average ticket.

International operating income increased to $80.4 million in Q3 FY11, compared to $55.9 million for the same period a year ago, with the related operating margin expanding 200 basis points to 12.2% from 10.2% in Q3 FY10. The margin increase was primarily driven by increased sales leverage, partially offset by higher coffee costs.

Q3 Global Consumer Products Group Segment Results

	Quarter Ended
($ in millions)	Jul 3, 2011	Jun 27, 2010	Change
Revenues	$218.4	$174.3	25%
Operating Income	$66.0	$54.9	20%
Operating Margin	30.2%	31.5%	-130 bps

CPG net revenues were $218.4 million in Q3 FY11, an increase of 25% over Q3 FY10. The increase was primarily due to the benefit of recognizing the full revenue from packaged coffee and tea sales under the direct distribution model.

Operating income for the CPG segment was $66.0 million in Q3 FY11 compared to $54.9 million in Q3 FY10, with the operating margin decreasing to 30.2% of net revenues from 31.5% in the prior-year period. This decrease in operating margin was primarily due to higher coffee costs, partially offset by lower marketing costs for Starbucks VIA ® Ready Brew compared to the prior-year period.

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YTD Financial Results

	Three Quarters Ended
($ in millions, except per share amounts)	Jul 3, 2011	Jun 27, 2010	Change
Net New Stores	160	102	58
Revenues	$8,668.7	$7,869.4	10%
Operating Income (1)	$1,280.3	$1,020.1	26%
Operating Margin (2)	14.8%	13.0%	180 bps
EPS (3)	$1.15	$0.87	32%

(1)	Non-GAAP operating income for YTD Q3 FY10 was $1,066.7 million, resulting in a 20% increase.
(2)	Non-GAAP operating margin for YTD Q3 FY10 was 13.6%, resulting in a 120 bps increase.
(3)	Non-GAAP EPS for YTD Q3 FY10 was $0.91, resulting in a 26% increase.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

Fiscal 2011 Targets

Starbucks has updated the following fiscal 2011 targets:

•	The company is now targeting fiscal 2011 revenue growth of approximately 10% on a comparable 52-week basis, driven by comparable store sales growth at the high end of its target range of 3% to 7%.

•	The company now expects to add approximately 600 net new stores (excluding the impact from Borders store closures), with approximately 100 in the U.S. and 500 in International markets.

•	Including the impact from Borders store closures, Starbucks is now targeting full-year consolidated operating margin improvement of 50 to 100 basis points over fiscal 2010 non-GAAP results.

¡

Full-year operating margins for both the U.S. and International segments are now expected to finish near the high end of the 150 to 200 basis point improvement range compared to fiscal 2010 non-GAAP results.

¡	Operating margin for the CPG segment is now expected to finish near the high end of the 25% to 30% range.

•	Starbucks now expects earnings per share in the range of $1.50 to $1.51, modestly above the previously communicated 15% to 20% growth over fiscal 2010 non-GAAP EPS on a comparable 52-week basis.

Fiscal 2012 Targets

Starbucks has announced its fiscal 2012 targets as follows:

•	Starbucks plans to accelerate growth by opening approximately 800 net new stores globally.

¡	Approximately 200 net new stores in the U.S., with approximately half of the additions being licensed stores.

¡

Approximately 600 net new stores outside the U.S., with licensed stores comprising approximately two-thirds of the new additions. Net new store openings in China are expected to be approximately one-quarter of the total International new store additions.

•	The company is targeting approximately 10% revenue growth, driven by mid-single-digit comparable store sales growth, 800 net new store openings, and strong growth in the CPG business.

•

Starbucks is targeting full-year operating margin improvement of 50 to 100 basis points on a consolidated basis, driven by improvement in both the U.S. and International segments. Fiscal 2012 CPG margin is expected to be approximately 25%.

•

The company expects earnings per share growth in the range of 15% to 20%, consistent with its long-term outlook, and including the unfavorable impact of approximately $0.21 attributable to higher coffee costs.

•	Capital expenditures are expected to be approximately $700 million for the full year.

Company Updates

•

Today, Starbucks announces that it has acquired full ownership of its retail operations in Switzerland and Austria, further leveraging the company’s existing EMEA company-operated store infrastructure.

•

In May, Starbucks completed an agreement with long-term joint-venture partner Maxim’s Caterers Ltd. to acquire full ownership of its retail operations in Central, South and Western China, as part of the company’s broader strategy to build China as its largest market outside of the U.S.

•

Earlier this month, Starbucks announced a new leadership structure to accelerate global growth in fiscal 2012 and beyond, moving to a three-region organizational structure for its retail businesses: the Americas, China and Asia Pacific, and EMEA.

•

In May, the company announced that Joshua Cooper Ramo, Managing Director at Kissinger Associates, was elected to the Starbucks Board of Directors, and will serve on the Nominating and Corporate Governance Committee.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, and Troy Alstead, cfo. The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Friday, July 29, 2011 by calling 1-800-642-1687, reservation number 51273765. A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, August 26, 2011 at the following URL: http://investor.starbucks.com.

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The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010 for additional information.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding, earnings per share, revenues, operational improvements, changes to the organizational and leadership structures, business momentum, sales leverage, store traffic, average ticket, operating margins, profits, comparable store sales, store openings and closings, restructuring charges, capital expenditures, growth opportunities, the strength, health and potential of our business and brand, tax rate and commodity costs. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company’s initiatives, strategies and plans fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 3, 2010. The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations: JoAnn DeGrande 206-318-7118 investorrelations@starbucks.com	Starbucks Contact, Media: Alan Hilowitz 206-318-7100 press@starbucks.com

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in million, except per share data)

	Quarter Ended			Quarter Ended
	July 3, 2011	June 27, 2010	% Change	July 3, 2011	June 27, 2010

				As a % of total net revenues
Net revenues:
Company-operated stores	$2,417.3	$2,186.7	10.5%	82.4%	83.7%
Licensed stores	248.7	213.5	16.5	8.5	8.2
CPG, foodservice and other	266.2	211.8	25.7	9.1	8.1

Total net revenues	2,932.2	2,612.0	12.3	100.0	100.0

Cost of sales including occupancy costs	1,246.1	1,076.2	15.8	42.5	41.2
Store operating expenses	934.5	888.9	5.1	31.9	34.0
Other operating expenses	102.4	77.2	32.6	3.5	3.0
Depreciation and amortization expenses	129.5	125.2	3.4	4.4	4.8
General and administrative expenses	161.8	132.7	21.9	5.5	5.1
Restructuring charges	—	20.4	(100.0)	—	0.8

Total operating expenses	2,574.3	2,320.6	10.9	87.8	88.8

Income from equity investees	44.3	36.3	22.0	1.5	1.4

Operating income	402.2	327.7	22.7	13.7	12.5

Interest income and other, net	16.0	(1.4)	nm	0.5	(0.1)
Interest expense	(8.5)	(7.9)	7.6	(0.3)	(0.3)

Earnings before income taxes	409.7	318.4	28.7	14.0	12.2

Income taxes	129.9	109.9	18.2	4.4	4.2

Net earnings including noncontrolling interest	279.8	208.5	34.2	9.5	8.0

Net earnings attributable to noncontrolling interest	0.7	0.6	16.7	0.0	0.0

Net earnings attributable to Starbucks	$279.1	$207.9	34.2%	9.5%	8.0%

Net earnings per common share - diluted	$0.36	$0.27	33.3%

Weighted avg. shares outstanding - diluted	771.9	766.7

Cash dividends declared per share	$0.13	$0.13

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				38.7%	40.7%
Effective tax rate including noncontrolling interest				31.7%	34.5%

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in million, except per share data)

	Three Quarters Ended			Three Quarters Ended
	July 3, 2011	June 27, 2010	% Change	July 3, 2011	June 27, 2010

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,162.1	$6,608.5	8.4%	82.6%	84.0%
Licensed stores	740.8	641.1	15.6	8.5	8.1
CPG, foodservice and other	765.8	619.8	23.6	8.8	7.9

Total net revenues	8,668.7	7,869.4	10.2	100.0	100.0

Cost of sales including occupancy costs	3,626.9	3,286.0	10.4	41.8	41.8
Store operating expenses	2,725.4	2,613.0	4.3	31.4	33.2
Other operating expenses	296.2	210.9	40.4	3.4	2.7
Depreciation and amortization expenses	386.1	384.3	0.5	4.5	4.9
General and administrative expenses	470.7	408.6	15.2	5.4	5.2
Restructuring charges	—	46.6	(100.0)	—	0.6

Total operating expenses	7,505.3	6,949.4	8.0	86.6	88.3

Income from equity investees	116.9	100.1	16.8	1.3	1.3

Operating income	1,280.3	1,020.1	25.5	14.8	13.0

Interest income and other, net	50.3	28.4	77.1	0.6	0.4
Interest expense	(23.5)	(24.1)	(2.5)	(0.3)	(0.3)

Earnings before income taxes	1,307.1	1,024.4	27.6	15.1	13.0

Income taxes	417.2	354.6	17.7	4.8	4.5

Net earnings including noncontrolling interest	889.9	669.8	32.9	10.3	8.5
Net earnings (loss) attributable to noncontrolling interest	2.5	3.1	(19.4)	0.0	0.0

Net earnings attributable to Starbucks	$887.4	$666.7	33.1%	10.2%	8.5%

Net earnings per common share - diluted	$1.15	$0.87	32.2%

Weighted avg. shares outstanding - diluted	770.1	765.5

Cash dividends declared per share	$0.39	$0.23

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				38.1%	39.5%
Effective tax rate including noncontrolling interest				31.9%	34.6%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

United States	July 3, 2011	June 27, 2010	% Change	July 3, 2011	June 27, 2010

				As a % of US total net revenues
Quarter Ended
Net revenues:
Company-operated stores	$1,867.0	$1,726.7	8.1%	92.7%	93.2%
Licensed stores	146.8	125.4	17.1	7.3	6.8
Other	0.1	0.8	(87.5)	0.0	0.0

Total net revenues	2,013.9	1,852.9	8.7	100.0	100.0

Cost of sales including occupancy costs	777.4	704.5	10.3	38.6	38.0
Store operating expenses	736.9	712.3	3.5	36.6	38.4
Other operating expenses	15.6	13.9	12.2	0.8	0.8
Depreciation and amortization expenses	84.5	86.2	(2.0)	4.2	4.7
General and administrative expenses	20.9	26.8	(22.0)	1.0	1.4
Restructuring charges	—	16.9	(100.0)	—	0.9

Total operating expenses	1,635.3	1,560.6	4.8	81.2	84.2

Operating income	$378.6	$292.3	29.5%	18.8%	15.8%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				39.5%	41.3%

Three Ouarters Ended
Net revenues:
Company-operated stores	$5,572.1	$5,195.0	7.3%	92.7%	93.0%
Licensed stores	435.7	387.4	12.5	7.3	6.9
Other	0.5	4.5	(88.9)	0.0	0.1

Total net revenues	6,008.3	5,586.9	7.5	100.0	100.0

Cost of sales including occupancy costs	2,297.2	2,155.1	6.6	38.2	38.6
Store operating expenses	2,157.5	2,078.1	3.8	35.9	37.2
Other operating expenses	46.2	41.4	11.6	0.8	0.7
Depreciation and amortization expenses	257.8	264.3 72.7	(2.5)	4.3	4.7
General and administrative expenses	61.3		(15.7)	1.0	1.3
Restructuring charges	—	26.0	(100.0)	—	0.5

Total operating expenses	4,820.0	4,637.6	3.9	80.2	83.0

Operating income	$1,188.3	$949.3	25.2%	19.8%	17.0%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				38.7%	40.0%

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International	July 3, 2011	June 27, 2010	% Change	July 3, 2011	June 27, 2010
				As a % of International total net revenues
Quarter Ended
Net revenues:
Company-operated stores	$550.3	$460.0	19.6%	83.6%	83.8%
Licensed stores	96.1	77.9	23.4	14.6	14.2
Foodservice	12.1	10.7	13.1	1.8	2.0

Total net revenues	658.5	548.6	20.0	100.0	100.0

Cost of sales including occupancy costs	314.0	257.0	22.2	47.7	46.8
Store operating expenses	197.6	176.6	11.9	30.0	32.2
Other operating expenses	24.3	16.2	50.0	3.7	3.0
Depreciation and amortization expenses	28.8	26.3	9.5	4.4	4.8
General and administrative expenses	38.7	32.1	20.6	5.9	5.9
Restructuring charges	—	3.5	(100.0)	—	0.6

Total operating expenses	603.4	511.7	17.9	91.6	93.3

Income from equity investees	25.3	19.0	33.2	3.8	3.5

Operating income	$80.4	$55.9	43.8%	12.2%	10.2%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				35.9%	38.4%

Three Quarters Ended
Net revenues:
Company-operated stores	$1,590.0	$1,413.5	12.5%	83.3%	84.7%
Licensed stores	280.9	222.4	26.3	14.7	13.3
Foodservice	37.4	33.7	11.0	2.0	2.0

Total net revenues	1,908.3	1,669.6	14.3	100.0	100.0

Cost of sales including occupancy costs	903.5	794.4	13.7	47.3	47.6
Store operating expenses	567.9	534.9	6.2	29.8	32.0
Other operating expenses	65.5	61.3	6.9	3.4	3.7
Depreciation and amortization expenses	85.5	81.9	4.4	4.5	4.9
General and administrative expenses	99.0	94.1	5.2	5.2	5.6
Restructuring charges	—	20.6	(100.0)	—	1.2

Total operating expenses	1,721.4	1,587.2	8.5	90.2	95.1

Income from equity investees	69.9	56.9	22.8	3.7	3.4

Operating income	$256.8	$139.3	84.4%	13.5%	8.3%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				35.7%	37.8%

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Global CPG	July 3, 2011	June 27, 2010	% Change	July 3, 2011	June 27, 2010
				As a % of CPG total net revenues
Quarter Ended
Net revenues:
CPG	$142.7	$107.6	32.6%	65.3%	61.7%
Foodservice	75.7	66.7	13.5	34.7	38.3

Total net revenues	218.4	174.3	25.3	100.0	100.0

Cost of sales	128.8	94.2	36.7	59.0	54.0
Other operating expenses	38.7	38.5	0.5	17.7	22.1
Depreciation and amortization expenses	0.5	0.9	(44.4)	0.2	0.5
General and administrative expenses	4.0	3.5	14.3	1.8	2.0

Total operating expenses	172.0	137.1	25.5	78.8	78.7

Income from equity investees	19.6	17.7	10.7	9.0	10.2

Operating income	$66.0	$54.9	20.2%	30.2%	31.5%

Three Quarters Ended
Net revenues:
CPG	$391.1	$298.3	31.1%	63.3%	58.9%
Foodservice	227.2	207.8	9.3	36.7	41.1

Total net revenues	618.3	506.1	22.2	100.0	100.0

Cost of sales	351.1	274.2	28.0	56.8	54.2
Other operating expenses	106.4	82.7	28.7	17.2	16.3
Depreciation and amortization expenses	1.9	2.9	(34.5)	0.3	0.6
General and administrative expenses	10.5	8.6	22.1	1.7	1.7

Total operating expenses	469.9	368.4	27.6	76.0	72.8

Income from equity investees	48.5	44.6	8.7	7.8	8.8

Operating income	$196.9	$182.3	8.0%	31.8%	36.0%

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Other	July 3, 2011	June 27, 2010	% Change
Quarter Ended
Net revenues:
Licensed stores	$5.8	$10.2	(43.1)%
CPG, Foodservice and other	35.6	26.0	36.9

Total net revenues	41.4	36.2	14.4

Cost of sales	25.9	20.5	26.3
Other operating expenses	23.8	8.6	176.7
Depreciation and amortization expenses	15.7	11.8	33.1
General and administrative expenses	98.2	70.3	39.7

Total operating expenses	163.6	111.2	47.1

Income from equity investees	(0.6)	(0.4)	50.0

Operating loss	$(122.8)	$(75.4)	62.9%

Three Quarters Ended
Net revenues:
Licensed stores	$24.2	$31.3	(22.7)%
CPG, Foodservice and other	109.6	75.5	45.2

Total net revenues	133.8	106.8	25.3

Cost of sales	75.1	62.3	20.5
Other operating expenses	78.1	25.5	206.3
Depreciation and amortization expenses	40.9	35.2	16.2
General and administrative expenses	299.9	233.2	28.6

Total operating expenses	494.0	356.2	38.7

Income from equity investees	(1.5)	(1.4)	7.1

Operating loss	$(361.7)	$(250.8)	44.2%

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Fiscal Third Quarter 2011 Store Data

The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010
United States:
Company-operated Stores	(8)	(9)	(16)	(37)	6,691	6,727
Licensed Stores	35	19	(158)	40	4,266	4,404

	27	10	(174)	3	10,957	11,131

International:
Company-operated Stores (l)	36	5	92	(36)	2,218	2,105
Licensed Stores (l)	92	58	242	135	3,843	3,501

	128	63	334	99	6,061	5,606

Total	155	73	160	102	17,018	16,737

(1)	International store data has been adjusted for the acquisition of store locations in Brazil in Q4 FY2010, by reclassifying historical information from Licensed stores to Company-operated stores.

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per share (non-GAAP EPS) for fiscal 2010. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP earnings per share (non-GAAP EPS) are operating income, operating margin, and diluted net earnings per share, respectively.

The non-GAAP financial measures provided in this release exclude 2010 restructuring charges, primarily related to previously-announced company-operated store closures. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance. More specifically, for historical non-GAAP financial measures, management excludes restructuring charges because it believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(unaudited)

(in millions, except per share data)

	Quarter Ended		Three Quarters Ended		53 Weeks Ended
	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010	October 3, 2010
Consolidated
Operating income, as reported (GAAP)	$402.2	$327.7	$1,280.3	$1,020.1
Restructuring charges	—	20.4	—	46.6

Non-GAAP operating income	$402.2	$348.1	$1,280.3	$1,066.7

Operating margin, as reported (GAAP)	13.7%	12.5%	14.8%	13.0%	13.3%
Restructuring charges	—	0.8	—	0.6	0.5

Non-GAAP operating margin	13.7%	13.3%	14.8%	13.6%	13.8%

Diluted EPS, as reported (GAAP)	$0.36	$0.27	$1.15	$0.87	$1.24
Restructuring charges, net of tax	—	0.02	—	0.04	0.04

Non-GAAP diluted EPS	$0.36	$0.29	$1.15	$0.91	$1.28

Impact of extra week in fiscal 2010					0.05

Non-GAAP Diluted EPS on a 52-week basis					$1.23

United States
Operating income, as reported (GAAP)	$378.6	$292.3	$1,188.3	$949.3
Restructuring charges	—	16.9	—	26.0

Non-GAAP operating income	$378.6	$309.2	$1,188.3	$975.3

Operating margin, as reported (GAAP)	18.8%	15.8%	19.8%	17.0%	17.1%
Restructuring charges	—	0.9	—	0.5	0.4

Non-GAAP operating margin	18.8%	16.7%	19.8%	17.5%	17.4%

International
Operating income, as reported (GAAP)	$80.4	$55.9	$256.8	$139.3
Restructuring charges	—	3.5	—	20.6

Non-GAAP operating income	$80.4	$59.4	$256.8	$159.9

Operating margin, as reported (GAAP)	12.2%	10.2%	13.5%	8.3%	9.8%
Restructuring charges	—	0.6	—	1.2	1.1

Non-GAAP operating margin	12.2%	10.8%	13.5%	9.6%	11.0%

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